   As filed with the Securities and Exchange Commission on June 21, 1999

                                                 Registration No. 333-09945
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                     Post-Effective Amendment No. 1 to

                                 FORM S-3

                          REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                              BRE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                   Maryland                                        94-1722214
 (State or other jurisdiction of incorporation
                or organization)                     (I.R.S. Employer Identification No.)

                     44 Montgomery Street, 36th Floor

                          San Francisco, CA 94104

                              (415) 445-6530
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                                LeRoy E. Carlson
                            Chief Financial Officer
                              BRE Properties, Inc.

                     44 Montgomery Street, 36th Floor

                          San Francisco, CA 94104

                              (415) 445-6530
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                    Copy to:

                          Laurie A. Sanders, Esq.

                   Paul, Hastings, Janofsky & Walker LLP

                     345 California Street, 29th Floor

                          San Francisco, CA 94104
                               ----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[BRE PROPERTIES
LOGO APPEARS HERE]




After reading the enclosed prospectus,
if you have any questions about BRE's                        Direct Stock
Direct Stock Purchase and Dividend
Reinvestment Plan, please contact the                        Purchase & Dividend
Plan Administrator:
                                                             Reinvestment Plan
ChaseMellon Shareholder Services
Investment Services
P.O. Box 3338
South Hackensack, NJ 07606-1938

Or call toll-free between 8:00 a.m. and
8:00 p.m. (Eastern Standard Time):
800.368.8392

For additional information about
BRE Properties, Inc., please contact
the Company's Investor Relations
department:



B*R*E Properties, Inc.

44 Montgomery Street, 36th Floor
San Francisco, California 94104-4809
Corporate Office: 415.445.6530
Shareholder Services: 415.445.6500                        B*R*E Properties, Inc.
Main Fax Line: 415.445.6505
Internet Address: www.breproperties.com

                                     [LOGO]

                              BRE PROPERTIES, INC.

                       ---------------------------------

                             Direct Stock Purchase

                                      and

                           Dividend Reinvestment Plan

                       ---------------------------------

                              BRE Properties, Inc.

                     44 Montgomery Street, 36th Floor
                            San Francisco, CA 94104

                               415.445.6530

                           www.breproperties.com

                              BRE PROPERTIES, INC.
              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

   BRE's Direct Stock Purchase and Dividend Reinvestment Plan provides a simple, convenient way to invest cash or dividends in shares of BRE stock without incurring brokerage commissions, fees or service charges.

X Initial stock purchases are simple and convenient. If you are not currently a stockholder of BRE, the Plan provides a convenient way for you to make an initial purchase of shares for a minimum investment of $500. Simply read this booklet, complete the enclosed Enrollment Form, and return it to the Plan Administrator along with a check or money order.

X You may make additional stock purchases with cash or reinvested dividends. As a Plan participant, you may automatically reinvest all or a portion of your dividends each quarter in new shares of BRE stock. And, regardless of whether you choose to reinvest dividends, you can make additional cash investments in BRE shares--from a minimum of $100 per payment up to $10,000 each month. Additional cash investments may be made on an occasional basis by sending a check or money order to the Plan Administrator along with the tear-off portion of your account statement, or on a regular basis by authorizing automated withdrawals from your account at a U.S. financial institution. (Additional cash investments in excess of $10,000 per month may be permitted in some circumstances.)

X All purchases are free of trading commissions and fees. BRE will absorb all brokerage commissions, fees and service charges. (If you sell shares held in the Plan, you will be charged nominal commissions and fees.)

X We handle all the paperwork. Shares purchased for you through the Plan will be held in an account in your name. The Plan Administrator will send you regular account statements and provide safekeeping for all shares purchased under the Plan, protecting you against loss, theft or destruction of stock certificates. If you should want a stock certificate sent to you, we'll do so promptly at no cost.

X Participation in the Plan is simple. This booklet provides a detailed description of the Plan and all of your participation options. After reviewing it, just complete the Enrollment Form and return it in the envelope we've provided. (If your shares are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of your shares registered in your own name to participate directly.)

                    FOR A COMPLETE DESCRIPTION OF THE PLAN,
                   PLEASE REVIEW THE PROSPECTUS THAT FOLLOWS.

                               Table of Contents

BRE Properties, Inc.........................................................   2
Description of the Plan.....................................................   2
 Plan Purpose...............................................................   2
 Advantages.................................................................   2
 Enrollment.................................................................   2
 Investment Options.........................................................   3
 Eligibility................................................................   4
 Share Purchases............................................................   4
 Enrollment Form............................................................   6
 Administration.............................................................   6
 Reporting..................................................................   7
 Shares Held in the Plan....................................................   7
 Termination of Plan Participation..........................................   8
 Sales of Plan Shares.......................................................   9
 Tax Consequences of Participation in the Plan..............................   9
 Other Information..........................................................  10
Use of Proceeds.............................................................  11
Plan of Distribution........................................................  11
Experts.....................................................................  12
Legal Matters...............................................................  12
Where You Can Find More Information.........................................  12

                             BRE PROPERTIES, INC.

                           DIRECT STOCK PURCHASE AND
                          DIVIDEND REINVESTMENT PLAN

                               ----------------

                       1,500,000 Shares of Common Stock

                               ----------------

   We have established the BRE Direct Stock Purchase and Dividend Reinvestment Plan to provide a simple and cost-effective method to invest cash or dividends in shares of BRE common stock. Under the Plan,

  . Persons who are not stockholders may enroll by making an initial investment of at least $500.

  . Stockholders may purchase additional shares of common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested, or by making additional cash investments of not less than $100 per payment or more than $10,000 per month. (In certain circumstances, we may permit additional cash investments in excess of $10,000 per month.)

  . Participants will not incur brokerage commissions, fees or service charges for purchases of common stock.

  . All purchases will be made by the Plan Administrator, The Chase Manhattan
    Bank, at 100% of the then current market price of the common stock.

   Interested investors may join the Plan by returning a completed Enrollment Form to the Plan Administrator. Participants may terminate their participation at any time. Stockholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as, and when declared, as usual. It is suggested that this prospectus be retained for future reference.

   The shares of our common stock are listed on the New York Stock Exchange under the symbol "BRE".

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is June 21, 1999

                           BRE PROPERTIES, INC.

   We are a fully integrated real estate investment trust which owns, develops, rehabilitates, manages and acquires apartment communities in 12 targeted metropolitan markets in the Western United States. At March 31, 1999, BRE's multifamily portfolio included 85 completed multifamily communities aggregating 22,182 units in California, Nevada, Arizona, Washington, Utah, New Mexico, Oregon and Colorado, and five apartment communities under development aggregating an estimated 1,470 units. On that date, BRE also owned one commercial property and held limited partnership interests in two shopping centers. Founded in 1970, BRE has paid 114 consecutive quarterly dividends to stockholders since it commenced operations.

   Our executive offices are located at 44 Montgomery Street, 36th Floor, San Francisco, CA 94104. Our telephone number is (415) 445-6530.

                            DESCRIPTION OF THE PLAN

   The provisions of BRE's Direct Stock Purchase and Dividend Reinvestment Plan are set forth below in question and answer format.

Plan Purpose

1. What is the purpose of the Plan?

   The Plan was created to provide investors with a simple and convenient method of investing in shares of common stock of BRE without incurring brokerage commissions, fees and service charges. In addition, the Plan provides a low-cost method of generating capital for BRE through the sale of original issue shares to Plan participants.

Advantages

2. What are the advantages of the Plan?

   No brokerage commissions, fees or service charges are paid by participants in connection with purchases under the Plan.

   The Plan permits investment in fractions of shares as well as whole shares, providing the ability to fully invest the total amount of any dividends or additional investments.

   The Plan Administrator provides regular account statements and safekeeping for all Plan shares, simplifying record keeping and protecting participants against loss, theft or destruction of certificates.

Enrollment

3. How does an investor enroll in the Plan?

   After being furnished with a copy of this prospectus, investors may join the Plan by completing and signing the Enrollment Form and returning it to the Plan Administrator. Non-stockholders must include a minimum initial investment of $500.

   If your shares are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of your shares registered in your own name in order to participate directly.

4. When will participation begin?

   Reinvestment of cash dividends will begin with the first dividend payment after a completed Enrollment Form has been received by the Plan Administrator, provided the Enrollment Form is received prior to the record date established for that particular dividend distribution. If a completed Enrollment Form is not received in time, cash dividends will be distributed as normal, and automatic reinvestment will begin with the next cash dividend payment. Cash investments will begin on the first investment date to fall at least five business days following receipt of the Enrollment Form and the cash investment.

Investment Options

5. What are the available investment options?

   Dividend Reinvestment. Participants may purchase additional shares of BRE common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested. Dividends on BRE's common stock, if, as, and when declared, are paid on a quarterly basis.

   Cash Investments. Participants may make additional cash investments of at least $100 per investment at any time by mailing a check or money order payable to "The Chase Manhattan Bank" to the Plan Administrator, along with the tear-off portion of their account statement. Any individual or entity may make additional cash investments on behalf of any participant or eligible investor as a gift.

   Automatic Cash Investments. Participants may make additional cash investments through automatic electronic withdrawals of at least $100 per investment from a predesignated bank account at a U.S. financial institution. To initiate automatic investments, participants must complete and return the automatic investment section of the Enrollment Form. Participants should allow 4 to 6 weeks for the first automatic investment to be initiated.

   Payroll Deductions. BRE employees may make additional cash investments by authorizing payroll contributions to the Plan of at least $25 per payroll period. Employees should contact BRE's payroll department for information about initiating payroll deductions and frequency of investments.

   Participants may change their investment options at any time by completing a new Enrollment Form.

6. Are there any limits on the amount that may be invested?

   Stockholders may make additional cash investments of not less than $100 per payment or more than $10,000 per month without prior approval of BRE. Additional cash investments in excess of $10,000 per month may be made by a participant only upon acceptance by BRE of a Maximum Investment Waiver Request by such participant. Maximum Investment Waiver Requests will be considered on the basis of a variety of factors, which may include: BRE's current and projected capital requirements; alternatives available to BRE to meet those requirements; prevailing market prices for the common stock; general economic and market conditions;

the number of shares held by the participant submitting the Maximum Investment Waiver Request; the participant's investment intent; the aggregate amount of additional cash investments for which such Maximum Investment Waiver Requests have been submitted; and the administrative constraints associated with granting such Maximum Waiver Investment Requests. Grants of permission to purchase common stock in excess of $10,000 per month will be made in the absolute discretion of BRE. Participants interested in making an investment in excess of $10,000 per month should contact the BRE Investor Relations department at(415) 445-6530 to obtain a Maximum Investment Waiver Request form. (See Question 10 for a discussion of BRE's right to establish threshold pricing for shares purchased with additional cash investments.)

Eligibility

7. Who is eligible to participate in the Plan?

   Any person or entity is eligible to participate in the Plan, provided that
(i) such person or entity follows the enrollment procedures described in this prospectus and completes an Enrollment Form and (ii) in the case of persons residing outside the United States, participation would not violate local laws.

Share Purchases

8. What is the source of shares purchased under the Plan?

   Purchases of common stock for Plan participants may be made, at BRE's option, either (i) from newly issued shares (out of BRE's authorized but unissued shares of common stock) or (ii) in the open market. Shares purchased in the open market will be purchased on the New York Stock Exchange or any securities exchange on which the common stock is traded, in the over-the-counter market, or by negotiated transactions. BRE may not change its designation as to whether shares of common stock will be purchased from BRE or in the open market more than once in any three-month period.

9. When will shares be purchased?

   Purchases will be made as soon as practicable after receipt of funds, but will be made at least weekly, and may be made daily when practicable. However, neither BRE nor the Plan Administrator will be liable when conditions, including compliance with the rules and regulations of the Securities and Exchange Commission, prevent the purchase of common stock or interfere with the timing of purchases. By applicable law, funds will be returned to participants if not used to purchase common stock: (i) within 35 days of receipt of initial or additional cash investments; or (ii) within 30 days of the dividend date for dividend reinvestments. A participant may withdraw any additional cash investment by written notice received by the Plan Administrator at least two business days prior to investment of the funds. NO INTEREST WILL ACCRUE ON ANY CASH INVESTMENT HELD BY THE PLAN ADMINISTRATOR PRIOR TO THE DATE SUCH FUNDS ARE USED TO PURCHASE SHARES.

   In making purchases for a participant's account, the Plan Administrator may commingle the participant's funds with those of other participants in the Plan.

10. What will be the price of shares of common stock purchased under the Plan?

   If the shares purchased are original issue shares, the price will be 100% of the simple average of the high and low sales prices of BRE's shares on the New York Stock Exchange on the date of purchase. For open market purchases, the purchase price will be 100% of the weighted average price paid by the Plan Administrator for all purchases required to fulfill the dividend reinvestment or cash investment then being made.

   Unless it waives its right to do so, BRE may establish from time to time a minimum price (the "Threshold Price"), which will apply only to initial or additional cash investments in original issue shares in excess of $500, and will not apply to the reinvestment of dividends. The Threshold Price will be a stated dollar amount that the closing price of the common stock on the New York Stock Exchange for the respective investment date must equal or exceed. BRE reserves the right to change the Threshold Price at any time. The Threshold Price will be determined at BRE's sole discretion after a review of current market conditions and other relevant factors. If the Threshold Price is not satisfied for the respective investment date, cash investments would be returned to participants as promptly as practicable, without interest. This return procedure will apply only when shares are purchased by the Plan Administrator directly from BRE. For any investment date, BRE may waive its right to set a Threshold Price for additional cash investments in excess of $500. Setting a Threshold Price for an investment date will not affect the setting of a Threshold Price for any subsequent investment date. Participants may determine whether a Threshold Price has been set by BRE by calling the Plan Administrator at (800) 368-8392.

   The Threshold Price provision and return procedure discussed above apply only to initial or additional cash investments in original issue shares in excess of $500 and do not apply to the reinvestment of dividends.

   Neither BRE nor the participants shall have any authority or power to direct the time or price at which the common stock may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. Participants should recognize that because they cannot direct the time or price at which common stock may be purchased for their accounts, they forfeit any advantages which may be available by selecting the timing of investments. Participants should also recognize that neither BRE nor the Plan Administrator can assure a profit or protect against a loss on any shares purchased under the Plan.

11. How many shares of common stock will be provided for each participant?

   The number of shares to be purchased for a participant's account under the Plan will depend on the amount of a participant's dividends being reinvested, the amount of any initial or additional cash investments and the price of the shares of common stock. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount to be reinvested or invested through initial or additional cash investments, divided by the applicable purchase price per share.

Enrollment Form

12. What does the Enrollment Form provide?

   The Enrollment Form provides for the purchase of shares of common stock through the following options:

     . Full Dividend Reinvestment. If the Full Dividend Reinvestment option is selected, the Plan Administrator will apply cash dividends on all shares of common stock registered in the participant's name, as well as on all shares of common stock credited to a participant's Plan account, to the purchase of additional shares of common stock. Should a participant choose, additional cash investments may be made in conjunction with full dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant's Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant's Plan account.

     . Partial Dividend Reinvestment. If the Partial Dividend Reinvestment option is selected, the Plan Administrator will apply cash dividends on a specified number of shares registered in a participant's name, as well as on all shares of common stock credited to a participant's Plan account, to the purchase of additional shares of common stock, and will forward cash dividends to a participant on all other shares. Should a participant choose, additional cash investments may be made in conjunction with partial dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant's Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant's Plan account.

     . Additional Cash Investments Only. If the Additional Cash Investments Only option is selected, the Plan Administrator will apply any additional cash investments to the purchase of shares of common stock, and cash dividends on such shares of common stock registered in the participant's name and cash dividends on shares of common stock bought with previous additional cash investments will be paid to the participant in the usual manner.

13. How may participants change investment options?

   Participants may change investment options at any time by completing a new Enrollment Form and returning it to the Plan Administrator. Any change in a participant's investment option is subject to the time constraints described in Question 4.

Administration

14. How will the Plan be Administered?

   The Chase Manhattan Bank has been selected to administer the Plan for participants, maintain records, send account statements to participants and perform other functions associated with the Plan. Should the Plan
Administrator resign or BRE choose to replace it, another Plan Administrator will be selected by BRE.

15. Who should be contacted for answers to questions regarding the Plan?

   The Plan Administrator will be able to answer any questions regarding enrollment in, and administration of, the Plan. Participants may direct questions to the following address, or call the following toll free number during business hours (8:00 a.m. to 8:00 p.m., Eastern Standard Time).

         The Chase Manhattan Bank
         c/o ChaseMellon Shareholder Services, LLC

         P.O. Box 3338

         South Hackensack, NJ 07606-1938
         (800) 368-8392

Reporting

16. What form of reporting will be provided to Plan participants?

   Periodic statements will be sent to participants following each transaction advising them of the status of their account. These statements are a participant's continuing record of the dates and cost of purchases and should be retained for income tax purposes. (There will be a nominal fee charged for duplicate account statements.)

17. Will participants receive any other information?

   In addition to account statements, each participant will receive any revised prospectus constituting the Plan and copies of all communications sent to every other stockholder of BRE's common stock, including BRE's Annual Report, Notice of Annual Shareholder's Meeting, Proxy Statement and income tax information for reporting distributions (including dividends) paid by BRE.

Shares Held in the Plan

18. Will participants be credited with dividends on fractions of shares?

   Yes. Account balances will be computed to four decimal places and dividends will be paid on the fractional shares.

19. Will certificates be issued for shares of common stock purchased under the Plan?

   Stock certificates for shares of common stock held in the Plan will not be issued unless a written request is made to the Plan Administrator. Shares will be held in the name of the Plan Administrator or its nominee(s). The number of shares credited to a participant's account under the Plan will be shown on the account statement provided each participant. This service protects against loss, theft or destruction of stock certificates. Certificates may be requested for any number of whole shares credited to a participant's account under the Plan by notifying the Plan Administrator in writing. Certificates for fractional shares will not be issued under any circumstances.

   The remaining whole shares and fractions of shares, if any, will continue to be credited to the participant's account. A request for stock certificates, including such a request for all of the shares in a participant's account, will not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to the Plan Administrator of a notice of termination as outlined in Question 23.

   Shares held by the Plan Administrator for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

20. In whose name will certificates be issued?

   A participant's account under the Plan will be maintained in the name in which his or her shares of common stock were registered at the time of enrollment. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name.

21. May shares held by the participant outside of the Plan be deposited in the Plan?

   Certificates representing common stock now held by a participant may be submitted to the Plan Administrator and consolidated with shares purchased for the participant under the Plan. The certificates, together with a letter of instruction, must be sent to the Plan Administrator by certified or registered mail, return receipt requested (because the participant bears the risk of loss in transit), at the address listed in Question 15. The certificates need not be endorsed. Upon receipt of the certificates, the Plan Administrator will cancel same, credit the participant's account with the appropriate number of shares and will treat such shares in the same manner as shares purchased for the participant's account under the Plan.

22. May participants transfer shares held in the Plan to other investors?

   Yes. Participants may transfer ownership of some or all of their shares held in the Plan by sending the Plan Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. Shares may be transferred to new or existing stockholders; however, a new Plan account will not be opened as a result of a transfer of less than 25 shares.

Termination of Plan Participation

23. How does a participant terminate participation in the Plan?

   A participant may terminate participation in the Plan at any time by giving written notice to the Plan Administrator. Subject to the following, a participant's notice of termination takes effect when such written notice is received by the Plan Administrator. If the notice of termination is received less than one business day prior to the record date for a dividend payment date, the termination may not become effective until after that dividend payment date. Additional cash investments can be refunded if the written notice of termination is received by the Plan Administrator at least two business days prior to the next investment date.

   When a participant terminates participation in the Plan (or upon termination of such participation by the Plan Administrator as described in Question 24) certificates for whole shares credited to a participant's account under the Plan will be issued to the participant and a cash payment will be made for any fractional share. However, in the participant's notice of termination of participation in the Plan, the participant may, if desired, arrange for the transfer of shares directly to a securities broker, or arrange for the sale of shares by the Plan Administrator, as described in Question 25.

24. May BRE terminate the participation of a participant?

   Yes. BRE has the right to terminate the participation of a participant at any time for the reasons set forth in this prospectus or for any other reason. See Question 31 for limits on participation in the Plan.

Sales of Plan Shares

25. May a portion of a participant's Plan shares be sold?

   A participant may sell all or part of the shares of common stock held in the Plan in either of two ways. In the first case, a participant may request certificates for full shares directly from the Plan Administrator for delivery to the securities broker of the participant's choice and arrange for the sale of these shares. Electronic delivery of shares may be initiated directly through the participant's securities broker. Alternatively, as soon as practicable, but no later than five business days after receipt of written instructions, the Plan Administrator will sell any designated portion or all of the shares held by the Plan Administrator for the participant's account. Such shares will be sold through independent securities brokers selected by the Plan Administrator in its sole discretion. (See Question 23 for information on terminating participation in the Plan.)

   In the event of a sale of a participant's shares, the participant will be charged a commission, transfer fees and other taxes, if applicable, and a service charge. These charges will be deducted from the cash proceeds paid to the participant. A participant who wishes to sell some or all of his or her shares in the plan should be aware of the risk under either selling option that the price of the common stock may decrease between the time that the participant determines to sell shares in the plan and the time that the sale is completed. This risk is borne solely by the participant.

   Shares being sold for a participant may be aggregated with those of other Plan participants who have requested sales. In such case, the participant will receive proceeds based on the average sales price of all shares sold, less transfer and other taxes, the applicable service charge and a pro rata share of brokerage commissions. A check representing the net proceeds of the sale of shares will be forwarded to the participant as soon as practicable after the settlement of the sale.

Tax Consequences of Participation in the Plan

26. What are the federal income tax consequences of participation in the Plan?

   Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of common stock under the Plan will generally result in the following federal income tax consequences:

     (a) A dividend on shares of common stock will be treated for federal income tax purposes as a dividend received by the participant even though, instead of being distributed as cash, such participant's dividend amount is used to purchase additional common stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the amount of any brokerage commissions, mark-ups, and other fees or expenses borne by BRE on behalf of a participant will also constitute a dividend to such participant for federal income tax purposes. Each participant will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

     (b) Dividends paid to corporate stockholders, including the additional amounts taxable as dividends under (a) above, will not be eligible for the dividends-received deduction under the Code.

     (c) A participant's tax basis in additional shares of common stock acquired under the Plan will be equal to the sum of the amount of cash paid or dividends reinvested plus the amount of brokerage, mark-ups and other fees or expenses borne by BRE on behalf of a participant. The participant's holding period for such shares of common stock will commence on the day after the investment date.

     (d) A participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the participant's account. A participant will recognize gain or loss when a fractional share interest is liquidated or when the participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount the participant receives for such fractional share interest or such shares and the tax basis thereof.

   In the case of participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

   The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

Other Information

27. What happens if BRE issues a stock dividend or declares a stock split?

   Any stock dividends or stock splits distributed by BRE on the shares purchased for and credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or stock splits distributed on shares owned and held outside of the Plan by a participant (including shares for which a participant has directed that cash dividends be reinvested) will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

   If BRE makes available to its stockholders rights to purchase additional shares of common stock or other securities, such rights will be made available to participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan account on the record date established for determining stockholders who are entitled to such rights.

28. How will a participant's shares be voted at meetings of stockholders?

   The Plan Administrator will arrange with the transfer agent to forward, as soon as practicable, any proxy materials to the participant. The Plan Administrator will vote any full and/or fractional shares of common stock that it holds for the participant's account in accordance with the participant's directions. If a participant does not return a signed proxy to the Plan Administrator, the Plan Administrator will not vote such shares.

29. What is the responsibility of BRE under the Plan?

   Neither BRE nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant's account upon such participant's death or adjudicated incompetency, prior to the receipt of notice in writing of such death or adjudicated incompetency, (ii) the prices at which shares are purchased for the participant's account, (iii) the times when purchases are made or (iv) fluctuations in the market value of the common stock. Neither BRE nor the Plan Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. The establishment and maintenance of the Plan by BRE does not constitute an assurance with respect to either the value of common stock or whether BRE will continue to pay dividends on common stock or at what rate.

30. May the Plan be changed or discontinued?

   While the Plan is intended to continue indefinitely, BRE reserves the right to suspend or terminate the Plan at any time. BRE also reserves the right to make modifications to the Plan. BRE will use all reasonable efforts to notify participants of such suspension, termination or modification.

   BRE intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of common stock under the Plan. However, BRE has no obligation to offer, issue or sell common stock to participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. In this circumstance, dividends, if, as and when declared, will be paid in the usual manner to the stockholders and any additional cash investments received from stockholders will be returned.

31. Are there any other limitations on participation in the Plan?

   BRE reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. Without limiting BRE's rights under this paragraph, BRE may refuse participation in the Plan to any person if participation or an increase in the number of shares held by such person would, in the opinion of BRE, jeopardize the status of BRE as a REIT.

32. Who interprets the Plan?

   BRE may in its sole discretion interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

33. What law governs the Plan?

   The terms and conditions of the Plan and its operation shall be governed by the laws of the State of California.

                                USE OF PROCEEDS

   The net proceeds from the sale of the original issue shares of common stock issued under the Plan will be used to increase working capital and for other general purposes. BRE has no basis for estimating either the number of shares of common stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.

   BRE will not receive any funds under the Plan from the purchase for a participant's account of shares of common stock in the open market by the Plan Administrator.

                              PLAN OF DISTRIBUTION

   Newly issued shares of common stock offered pursuant to the Plan will be purchased by the Plan Administrator directly from BRE. Common stock purchased in the open market will be purchased by the Plan Administrator through a broker on the New York Stock Exchange or any other securities exchange on which BRE's common stock is traded, in the over the counter market, or by negotiated transactions. All brokerage commissions, fees and service charges in connection with purchases under the Plan will be absorbed by BRE.

                                    EXPERTS

   The consolidated financial statements of BRE appearing in BRE's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the issuance of the shares of common stock offered pursuant to this prospectus has been passed upon for BRE by Farella Braun & Martel LLP, San Francisco, California.

                   WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet address is http://www.breproperties.com.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     a. Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 17, 1999.

     b. Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 17, 1999.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Investor Relations

                           BRE Properties, Inc.

                     44 Montgomery Street, 36th Floor

                   San Francisco, California 94104-4809

                              (415) 445-6530

   This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone else to provide you with different information.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

 Exhibit Number Description
 -------------- -----------
      23.1      Consent of Ernst & Young LLP

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 21, 1999.

                                          BRE PROPERTIES, INC.

                                          By:

                                             ____/s/ LeRoy E. Carlson_____
                                          _____________________________________

                                                     LeRoy E. Carlson

                                                   Executive Vice President
                                                  andChief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 1999.

              Signature                                 Title
              ---------                                 -----
 /s/ *                                Director, Chairman of the Board
 ____________________________________
   John McMahan

 /s/ *                                President, Chief Executive Officer and
 ____________________________________ Director
   Frank C. McDowell                  (Principal Executive Officer)

   /s/ LeRoy E. Carlson               Executive Vice President, Chief Financial
 ____________________________________ Officer and Secretary
      LeRoy E. Carlson                (Principal Financial Officer and
                                      Principal Accounting Officer)

 /s/ *                                Director
 ____________________________________
   William E. Borsari

   /s/ Robert A. Fiddaman             Director
 ____________________________________
      Robert A. Fiddaman

 /s/ *                                Director
 ____________________________________
   L. Michael Foley

 /s/ *                                Director
 ____________________________________
   Roger P. Kuppinger

   /s/ Edward E. Mace                 Director
 ____________________________________
      Edward E. Mace

 /s/ *                                Director
 ____________________________________
   Gregory M. Simon

 /s/ *                                Director
 ____________________________________
   Arthur G. von Thaden


*By: /s/ LeRoy E. Carlson

_______________________________

      LeRoy E. Carlson
       Attorney-in-Fact

                              BRE PROPERTIES, INC.

                                 EXHIBIT INDEX
                                       to

    Registration Statement--Post Effective Amendment No. 1 to Form S-3

 Exhibit
 Number  Exhibit                        Page
 ------- -------                        ----
  23.1   Consent of Ernst & Young LLP